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                                                                     Exhibit 18

                               THE ARCH FUND, INC.
                                 (the "Company")

                              AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM
                     --------------------------------------

                                 I. INTRODUCTION
                                 ---------------

                  On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission, a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On June 27, 1995, the Board of Directors of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3. On October 5, 1995, the Company filed a Plan pursuant to Rule 18f-3 for operation of a multi-class system (the "1995 Plan"), which had been approved by the Board of Directors of the Company on September 26, 1995, with the Commission. Prior to the filing of the 1995 Plan, the Company operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on April 20, 1994. On March 28, 1996, the Company filed an Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system (the "1996-1 Plan"), which had been approved by the Board of Directors of the Company on March 19, 1996. On October 8, 1996, the Company filed an Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system (the "1996-2 Plan"), which had been approved by the Board of Directors of the Company on September 17, 1996. On June 18, 1997, the Company filed an Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class distribution system (the "1997 Plan"), which had been approved by the Board of Directors of the Company on March 15, 1997. The Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class distribution system presented herewith, which was approved by the Board of Directors of the Company on January 20, 1998, shall become effective when it is filed with the Commission and thereafter shall supersede the 1995 Plan, the 1996-1 Plan, the 1996-2 Plan and the 1997 Plan.





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                            II. ATTRIBUTES OF CLASSES
                            --------------------------

A.       GENERALLY

                  MONEY MARKET PORTFOLIOS

                  The Company shall initially offer (i) five classes of shares -- Trust Shares, Institutional Shares, S Shares, Investor A Shares and Investor B Shares -- in the Money Market Portfolio; (ii) four classes of shares -- Trust Shares, Institutional Shares, S Shares and Investor A Shares -- in the Treasury Money Market Portfolio; and (iii) three classes of shares -- Trust Shares, S Shares and Investor A Shares -- in the Tax-Exempt Money Market Portfolio (each a "Portfolio" and collectively, the "Money Market Portfolios").

                  EQUITY PORTFOLIOS

                  The Company shall initially offer (i) four classes of shares -- Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares -- in the Growth & Income Equity Portfolio, Small Cap Equity Portfolio (formerly the Emerging Growth Portfolio), Balanced Portfolio, International Equity Portfolio, Equity Income Portfolio and Growth Equity Portfolio; and (ii) three classes of shares -- Trust Shares, Institutional Shares and Investor A Shares -- in the Equity Index Portfolio and Small Cap Equity Index Portfolio (each a "Portfolio" and collectively, the "Equity Portfolios").

                  BOND PORTFOLIOS

                  The Company shall initially offer (i) four classes of shares -- Trust Shares, Institutional Shares, Investor A Shares and Investor B Shares -- in the Government & Corporate Bond Portfolio and U.S. Government Securities Portfolio; (ii) three classes of shares -- Trust Shares, Investor A Shares and Investor B Shares -- in the Missouri Tax-Exempt Bond Portfolio, Kansas Tax-Exempt Bond Portfolio and National Municipal Bond Portfolio; (iii) three classes of shares -- Trust Shares, Institutional Shares and Investor A Shares -- in the Intermediate Corporate Bond Portfolio (formerly the Short-Intermediate Corporate Bond Portfolio) and Bond Index Portfolio; and (iv) two classes of shares -- Trust Shares and Investor A Shares -- in the Short- Intermediate Municipal Portfolio (each a "Portfolio" and collectively, the "Bond Portfolios").

                  In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Trust Shares, Institutional Shares, S Shares, Investor A Shares and/or Investor B Shares of each Portfolio shall represent interests in

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the same portfolio of investments of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Administrative Services Plan or the Distribution and Services Plan adopted for the class; (ii) certain sub-transfer agency fees; and
(iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the independent Directors; (b) the fact that (i) Trust Shares and Institutional Shares shall vote separately, as a class, on any matter submitted to holders of Trust Shares or Institutional Shares that pertains to the Administrative Services Plan adopted for the class; (ii) S Shares, Investor A Shares and Investor B Shares shall vote separately, as a class, on any matter submitted to holders of S Shares, Investor A Shares or Investor B Shares that pertains to the Distribution and Services Plan adopted for that class; and (iii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by the class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares.


B.       DISTRIBUTION ARRANGEMENTS, EXPENSES AND SALES CHARGES

                  1.       MONEY MARKET PORTFOLIOS

                           TRUST SHARES

                           Trust Shares of each Money Market Portfolio shall
be available for purchase by financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions acting on their own behalf or on behalf of their qualified fiduciary accounts, employee benefit, retirement plan, or other such qualified accounts.

                           Trust Shares of each Money Market Portfolio shall
not be subject to a sales charge but shall be subject to a fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Trust Shares owned of record or beneficially by customers of securities dealers, brokers, financial institutions and other industry professionals ("Service Organizations") that provide administrative support services with respect to such customers' Trust Shares.

                           Administrative support services provided under the
Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts

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and records for customers who invest in Trust Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Trust Shares beneficially owned by customers; and
(iv) responding to customer inquiries concerning their investments.

                              INSTITUTIONAL SHARES

                           Institutional Shares of a Money Market Portfolio
shall be available for purchase by financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions acting on behalf of their employee benefit, retirement plan or other such qualified accounts for which they do not have investment discretion.

                           Institutional Shares of a Money Market Portfolio
shall not be subject to a sales charge but shall be subject to a fee payable pursuant to an Administrative Services Plan which shall not initially exceed
 .25% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Institutional Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Institutional Shares.

                           Administrative support services provided under the
Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Institutional Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Institutional Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

                           S SHARES

                           S Shares of each Money Market Portfolio shall be
available for purchase by customers who purchase such shares through cash management services, such as a sweep account offered by Mercantile Bank National Association, any of its banking affiliates and certain other financial service organizations, such as banks or broker-dealers.

                           S Shares of each Money Market Portfolio shall not
be subject to a sales charge but shall be subject to a fee payable pursuant to a Distribution and Services Plan for distribution expenses which shall not initially exceed .30% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding S Shares and for shareholder servicing expenses which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding S Shares owned of record or

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beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' S Shares.

                           Administrative support services provided under the
Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in S Shares; (ii) assisting clients in processing redemption and exchange requests; (iii) developing, maintaining and supporting systems necessary to support cash management services, such as sweep accounts and/or in changing dividend options and account descriptions; and (iv) responding to customer inquiries concerning their investments.

                           INVESTOR A SHARES

                           Investor A Shares of each Money Market Portfolio
shall be available for purchase through selected broker-dealers and other financial intermediaries acting on behalf of their individual or institutional customers.

                           Investor A Shares of each Money Market Portfolio
shall not be subject to a sales charge. Investor A Shares of each Money Market Portfolio shall be subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution expenses which shall not initially exceed .10% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Investor A Shares and for shareholder servicing expenses which shall not initially exceed .15% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Investor A Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Investor A Shares.

                           Administrative support services provided under the
Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Investor A Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; and (iii) responding to customer inquiries concerning their investments.

                           INVESTOR B SHARES

                           Investor B shares of the Money Market Portfolio
shall be available for purchase only by those investors participating in the Arch Asset Adviser Program. Otherwise, Investor B Shares of the Money Market Portfolio shall be available only to holders of Investor B Shares of an Equity Portfolio or Bond Portfolio who wish to exchange such Investor B Shares for Investor B Shares of the Money Market Portfolio.

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                           Investor B Shares of the Money Market Portfolio,
if redeemed within six years of purchase or, in the case of Investor B Shares of the Money Market Portfolio acquired through an exchange of Investor B Shares of an Equity Portfolio or Bond Portfolio, if redeemed within six years of purchase of such exchanged Investor B Shares, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.0% of the original purchase price of the Investor B Shares or exchanged Investor B Shares, as the case may be, or redemption proceeds, whichever is lower. The Company shall not impose an exchange or contingent deferred sales charge at the time Investor B Shares of an Equity Portfolio or Bond Portfolio are exchanged for Investor B Shares of the Money Market Portfolio. Investor B Shares of the Money Market Portfolio shall be subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution expenses which shall not initially exceed .75% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Investor B Shares and for shareholder servicing expenses which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Money Market Portfolio's outstanding Investor B Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Investor B Shares.

                  2.       EQUITY AND BOND PORTFOLIOS

                           TRUST SHARES

                           Trust Shares of each Equity Portfolio and Bond
Portfolio shall be available for purchase by financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions, acting on their own behalf or on behalf of their qualified fiduciary accounts, employee benefit, retirement plan, or other such qualified accounts.

                           Trust Shares of each Equity Portfolio and Bond
Portfolio shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed .30% (on an annual basis) of the average daily net asset value of the Equity Portfolio's or Bond Portfolio's outstanding Trust Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Trust Shares.

                           Administrative support services provided under the
Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Trust Shares; (ii) assisting customers in processing purchase, exchange and

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redemption requests; (iii) providing sub-accounting with respect to Trust Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

                              INSTITUTIONAL SHARES

                           Institutional Shares of an Equity Portfolio or
Bond Portfolio shall be available for purchase by financial institutions, such as banks, trust companies, thrift institutions, mutual funds or other financial institutions acting on behalf of their employee benefit, retirement plan or other such accounts for which they do not have investment discretion.

                           Institutional Shares of an Equity Portfolio or
Bond Portfolio shall not be subject to a sales charge but shall be subject to a fee payable pursuant to the Administrative Services Plan adopted for the class which shall not initially exceed .30% (on an annual basis) of the average daily net asset value of the Equity Portfolio's or Bond Portfolio's outstanding Institutional Shares owned or record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Institutional Shares.

                           Administrative support services provided under the
Administrative Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Institutional Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; (iii) providing sub-accounting with respect to Institutional Shares beneficially owned by customers; and (iv) responding to customer inquiries concerning their investments.

                           INVESTOR A SHARES

                           Investor A Shares of each Equity Portfolio and
Bond Portfolio shall be available for purchase through selected broker-dealers and other organizations acting on behalf of their individual or institutional customers.

                           Investor A Shares of each Equity Portfolio and
Bond Portfolio shall be subject to a front-end sales charge which shall not initially exceed 4.5% (2.5% for the Short-Intermediate Municipal Portfolio, Intermediate Corporate Bond Portfolio, Equity Index Portfolio, Bond Index Portfolio and Small Cap Equity Index Portfolio) of the offering price. Investor A Shares of each Equity Portfolio and Bond Portfolio shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution expenses which shall not initially exceed .10% (on an annual basis) of the average daily net asset value of the Equity Portfolio's or Bond Portfolio's outstanding Investor A Shares and for shareholder servicing expenses which shall not initially exceed .20% (on an annual

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basis) of the average daily net asset value of the Equity Portfolio's or Bond
Portfolio's outstanding Investor A Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Investor A Shares.

                           Administrative support services provided under the
Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in shares; (ii) assisting customers in processing purchase, exchange and redemption requests and (iii) responding to customer inquiries concerning their investments.

                           INVESTOR B SHARES

                           Investor B Shares of an Equity Portfolio or Bond
Portfolio shall be available for purchase through selected broker-dealers or other organizations acting on behalf of their individual or institutional customers.

                           Investor B Shares of an Equity Portfolio or Bond
Portfolio, if redeemed within six years of purchase, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.0% of the original purchase price or redemption proceeds, whichever is lower. Investor B Shares of an Equity Portfolio or Bond Portfolio shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for the class for distribution expenses which shall not initially exceed .75% (on an annual basis) of the average daily net asset value of the Equity Portfolio's or Bond Portfolio's outstanding Investor B Shares and for shareholder servicing expenses which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Equity Portfolio's or Bond Portfolio's outstanding Investor B Shares owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Investor B Shares.

                           Administrative support services provided under the
Distribution and Services Plan adopted for the class may include, but are not limited to, (i) establishing and maintaining accounts and records for customers who invest in Investor B Shares; (ii) assisting customers in processing purchase, exchange and redemption requests; and (iii) responding to customer inquiries concerning their investments.



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C.       EXCHANGE PRIVILEGES

                           TRUST SHARES

                           Holders of Trust Shares generally shall be
permitted to exchange those shares for Trust Shares of another Portfolio offered by the Company without paying any exchange fee or sales charge. In addition, Trust Shares may also be exchanged for Investor A Shares of the same Portfolio in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks without paying any exchange fee or sales charge.

                           INSTITUTIONAL SHARES

                           Holders of Institutional Shares generally shall be
permitted to exchange those shares for Institutional Shares of another Portfolio offered by the Company without paying any exchange fee or sales charge. In addition, Institutional Shares may also be exchanged for Investor A Shares of the same Portfolio in connection with the distribution of assets held in a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks without paying any exchange fee or sales charge.

                           S SHARES

                           The Company shall not initially offer an exchange
privilege to holders of S Shares.

                           INVESTOR A SHARES

                           Holders of Investor A Shares who paid a front-end
sales charge ("load") generally shall be permitted to exchange those shares for Investor A Shares of another Portfolio offered by the Company without paying an exchange fee or sales load on shares acquired through the exchange, PROVIDED, HOWEVER, that holders of Investor A Shares of a Portfolio with a lower sales load may be charged an additional sales load on exchanges of those shares for Investor A Shares of a Portfolio with a higher sales load. Holders of Investor A Shares of a no-load Portfolio generally shall be permitted to exchange those shares for Investor A Shares of another no-load Portfolio offered by the Company without paying a sales load. Holders of Investor A Shares of a no-load Portfolio generally shall be permitted to exchange those shares for Investor A Shares of a load Portfolio but shall be subject to the sales load applicable to the load Portfolio. However, holders of Investor A Shares of a no-load Portfolio who acquired those shares through a previous exchange involving shares on which a load was paid, generally shall not be required to pay an additional sales load upon the reinvestment of

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the equivalent investment into a load Portfolio. In addition, holders of
Investor A Shares who have a qualified trust, agency or custodian account with the trust department of Mercantile or any of its affiliated or correspondent banks, and whose Shares are to be held in that account, may exchange Investor A Shares for Trust Shares or Institutional Shares of the same Portfolio without paying any exchange fee or sales charge.

                           INVESTOR B SHARES

                           Holders of Investor B Shares generally shall be
permitted to exchange those shares for Investor B Shares of another Portfolio offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made.


D.       CONVERSION FEATURES

                  TRUST SHARES

                  The Company shall not initially offer a conversion feature to holders of Trust Shares.

                  INSTITUTIONAL SHARES

                  The Company shall not initially offer a conversion feature to holders of Institutional Shares.

                  S SHARES

                  The Company shall not initially offer a conversion feature to holders of S Shares.

                  INVESTOR A SHARES

                  The Company shall not initially offer a conversion feature to holders of Investor A Shares.

                  INVESTOR B SHARES

                  Investor B Shares acquired by purchase generally shall convert automatically to Investor A Shares, based on relative net asset value, eight years after the beginning of the calendar month in which the Shares were purchased. Investor B Shares of the Money Market Portfolio acquired through exchange generally shall convert automatically to Investor A Shares, based on relative net asset value, eight years after the date of purchase of the exchanged Investor B Shares of an Equity Portfolio or Bond Portfolio.


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                  Investor B Shares acquired through a reinvestment of dividends or distributions generally shall convert automatically to Investor A Shares, based on relative net asset value, at the earlier of (i) eight years after the beginning of the calendar month in which the reinvestment occurred or (ii) the date of conversion of the most recently purchased Investor B Shares that were not acquired through reinvestment of dividends or distributions.


E.       SHAREHOLDER SERVICES

                  1.       AUTOMATIC INVESTMENT PROGRAM

                           TRUST SHARES, INSTITUTIONAL SHARES AND S SHARES

                           The Company shall not initially offer an automatic
investment program to holders of Trust Shares, Institutional
Shares and S Shares.

                           INVESTOR A SHARES AND INVESTOR B SHARES

                           Holders of Investor A Shares and Investor B Shares
shall initially be offered an automatic investment program whereby, in general, a shareholder's bank account will be debited in an amount specified by the shareholder and shares in a Portfolio will be automatically purchased at regular intervals.

                  2.       AUTOMATIC WITHDRAWAL PLAN

                           TRUST SHARES, INSTITUTIONAL SHARES AND S SHARES

                           The Company shall not initially offer an automatic
withdrawal plan to holders of Trust Shares, Institutional Shares and S Shares.

                           INVESTOR A SHARES AND INVESTOR B SHARES

                           Holders of Investor A Shares and Investor B Shares
shall initially be offered an automatic withdrawal plan which generally allows a shareholder to request regular account withdrawals of a fixed sum of money.

                  3.       CHECKWRITING PRIVILEGE

                           TRUST SHARES, INSTITUTIONAL SHARES AND S SHARES

                           The Company shall not initially offer a
checkwriting privilege to holders of Trust Shares, Institutional
Shares and Trust Shares.


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                           INVESTOR A SHARES AND INVESTOR B SHARES

                           Holders of Investor A Shares and Investor B Shares
of the Money Market Portfolios shall initially be offered a checkwriting privilege whereby a shareholder may write checks against amounts in the shareholder's Money Market Portfolio account. The Company shall not initially offer a checkwriting privilege to holders of Investor A Shares and Investor B Shares of the Equity Portfolios and Bond Portfolios.

                  4.       AUTOMATIC EXCHANGE PROGRAM

                           TRUST SHARES, INSTITUTIONAL SHARES AND S SHARES

                           The Company shall not initially offer an automatic
exchange program to holders of Trust Shares, Institutional Shares and S Shares.

                           INVESTOR A SHARES AND INVESTOR B SHARES

                           Holders of Investor A Shares and Investor B Shares
shall initially be offered an automatic exchange program whereby a shareholder may make regular, automatic withdrawals from a Portfolio account and use the proceeds to purchase Shares of the same class in another Portfolio.


F.       METHODOLOGY FOR ALLOCATING EXPENSES BETWEEN CLASSES

                  Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.

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